UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 1, 2020

Qumu Corporation
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

510 1st Avenue North, Suite 305
Minneapolis, MN	55403
(Address Of Principal Executive Offices)	(Zip Code)

(612) 638-9100
Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	QUMU	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 2 through 9 are not applicable and therefore omitted.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On May 1, 2020, the Company and ESW Holdings, Inc. (“ESW”) canceled that certain Amended and Restated Warrant No. 2R dated January 12, 2018 to purchase 925,000 shares of the Company’s common stock (the “Warrant”) and simultaneously entered into that certain Secured Promissory Note for face amount of $1,832,888.27 and maximum amount of $1,982,888.27, reflecting the deferred payment of the purchase price in respect of the Warrant, and that certain Security Agreement providing for a future security interest in certain assets of the Company that will not attach unless and until the occurrence of the Triggering Event specified therein. The obligations under the note do not accrue interest, may be repaid at any time without penalty and, to the extent not earlier repaid will be due in full on April 1, 2021.

The foregoing descriptions of the secured promissory note and the security agreement do not purport to be complete and are qualified in their entirety by reference to the secured promissory note and security agreement, which is filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Secured Promissory Note dated May 1, 2020 by and between Qumu Corporation and ESW Holdings, Inc.

10.2	Security Agreement dated May 1, 2020 by and between Qumu Corporation and ESW Holdings, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

	By:	/s/ David G. Ristow
David G. Ristow
Chief Financial Officer

Date: May 7, 2020